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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Biomatrix, Inc. on Forms s-8 (File nos. 33-91066, 33-91064 and 333-29983) and Form S-3 (File no. 33-99856) of our report dated February 17, 1999, on our audits of the consolidated financial statements of Biomatrix, Inc. as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998, which report is included in this 1998 Annual Report on Form 10-K.





                                                     PRICEWATERHOUSECOOPERS LLP


New York, New York
March 29, 1999